Exhibit 23.3
CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 16, 2023 relating to the consolidated financial statements of Marnix Lux SA as of December 31, 2022 and 2021 and for the years then ended, appearing in the Current Report on Form 8-K of Concentrix Corporation filed on July 17, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Associés

Paris-La-Défense

France

July 17, 2023